LITTLE HARBOR MULTISTRATEGY COMPOSITE FUND

BY-LAWS

Dated as of September 20, 2013

TABLE OF CONTENTS

Page

Article I. SHAREHOLDER MEETINGS

1

Section 1. Chair

1

Section 2. Special Meetings of Shareholders

1

Section 3. Special Meeting Requests by Shareholders

1

Section 4. Notice of Meetings

2

Section 5. Matters to be Considered at Meetings of Shareholders

2

Section 6. Conduct of Meetings

4

Section 7. Postponements; Adjournments

4

Section 8. Record Date

5

Section 9. Quorum

5

Section 10. Inspectors of Election

5

Section 11. Records at Shareholder Meetings

5

Article II. TRUSTEES

6

Section 1. Meeting Secretaries

6

Section 2. Committees

6

Section 3. Meeting Chairs

7

Section 4. Records

7

Section 5. Delegation

7

Section 6. Compensation

7

Section 7. Governance

7

Article III. OFFICERS

7

Section 1. Vacancies; Additional Officers

7

Section 2. Removal and Resignation of Officers

7

Section 3. Chairman of the Board of Trustees

7

Section 4. President

8

Section 5. Secretary

8

Section 6. Treasurer

8

Section 7. Other Officers and Duties

8

Article IV. MISCELLANEOUS

9

Section 1. Filing

9

Section 2. Governing Law

9

Section 3. Provisions in Conflict with Law or Regulation

9

Article V. AMENDMENT OF BY-LAWS

10

Section 1. Amendment and Repeal of By-Laws

10

i

LITTLE HARBOR MULTISTRATEGY COMPOSITE FUND

BY-LAWS

These By-Laws are made and adopted pursuant to Section 3.10 of the Agreement and Declaration of Trust dated as of September 20, 2013, as from time to time amended (the “Declaration”), of Little Harbor MultiStrategy Composite Trust (the “Trust”).

Definitions.  As used in these By-Laws, capitalized terms have the meanings given to them in the Declaration and as provided below:

“Beneficial Owner” has the meaning set forth in Article I, Section 5(b).

“Shareholder Notice” has the meaning set forth in Article I, Section 5(c).

“Special Meeting Request” has the meaning set forth in Article I, Section 3(a).

ARTICLE I.
SHAREHOLDER MEETINGS

Section 1.  Chairman.  The Chairman, if any, shall act as chair at all meetings of the Shareholders.  In the absence of the Chairman, the Trustee or Trustees present at each meeting may elect a temporary chair for the meeting, who may be one of themselves.

Section 2.  Special Meetings of Shareholders.  Unless otherwise required by applicable law or by the Declaration, pursuant to Section 10.1 of the Declaration, special meetings of Shareholders, for any purpose or purposes may be called by a majority of the Trustees or the President and shall be called by the Secretary or any Trustee upon the written request of Shareholders holding in the aggregate at least a majority of the outstanding Shares or class or sub-class of Shares having voting rights on the matter and who otherwise meet the requirements of Article I, Section 3 of these By-Laws.

Section 3.  Special Meeting Requests by Shareholders.

(a)

Any Shareholder seeking to request a special meeting shall send written notice to the Secretary (a “Special Meeting Request”) by registered mail, return receipt requested, requesting the Secretary to call a special meeting, which notice shall comply with the requirements of Article I, Section 5(d) of these By-Laws. Proof of the requesting Shareholder’s ownership of Shares at the time of giving the Special Meeting Request must accompany the requesting Shareholder’s Special Meeting Request.

(b)

The Board of Trustees shall determine the validity of any purported Special Meeting Request received by the Secretary.  If the Board of Trustees determines that a purported Special Meeting Request is not valid, it will promptly notify such person or persons submitting such purported Special Meeting Request of its determination, which notice shall include a brief summary of the basis of the Board of Trustees’

determination, provided, however, that the Board of Trustees shall not be obligated to provide any notice of its determination to any person who is not a Shareholder at the time the purported Special Meeting Request was received by the Board of Trustees.

(c)

The requesting Shareholders shall be required to pay or reimburse the Trust for all costs and expenses relating to preparing and mailing the notice of meeting, including the Trust’s proxy materials.

(d)

Within 10 days of receipt of a valid Special Meeting Request, the Trustees (i) may, in their discretion, fix a special meeting date, which need not be the same date as that date requested in the Special Meeting Request, and (ii) shall notify the Secretary of their determination, who promptly shall inform the requesting Shareholders of the Trustees’ determination, as well as the reasonably estimated cost of preparing and mailing the notice of meeting, including the Trust’s proxy materials. The Secretary shall not be required to call a special meeting upon receipt of a Special Meeting Request and such meeting shall not be held unless the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

Section 4.  Notice of Meetings.  Written notice of all meetings of Shareholders, stating the place, date and time of the meeting, shall be given by the Secretary by mail (or electronically if so authorized by the Shareholder and otherwise permitted by law) to each Shareholder entitled to vote thereat at its registered address, sent at least 20 days and not more than 60 days before the meeting or otherwise in compliance with applicable law. Such notice will also specify the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such meeting.

Section 5.  Matters to be Considered at Meetings of Shareholders.

(a)

The matters to be considered and brought before any meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 5.  Only persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible for election as Trustees, and no matter shall be brought before a meeting of Shareholders or otherwise transacted unless in accordance with the procedures set forth in this Section 5, except as may be otherwise provided in these By-Laws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

(b)

For any matter to be properly before any meeting of Shareholders, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the Trustees pursuant to Article I, Section 4 of these By-Laws, (ii) otherwise brought before the meeting by or at the direction of the Trustees (or any duly authorized committee thereof) or (iii) brought before the meeting in the manner specified in this Section 5 by a Shareholder entitled to vote at the meeting or by a beneficial owner that holds Shares entitled to vote at the meeting through a nominee or “street name” holder of record and that can demonstrate to the Trust such indirect ownership (a “Beneficial

Owner”) and such Beneficial Owner’s entitlement to vote his or her Shares, provided that the Shareholder was a Shareholder, or the Beneficial Owner held such Shares, at the time the notice provided for in this Section 5 is delivered to the Secretary.

(c)

In addition to any other requirements under applicable law, the Declaration and these By-Laws, proposals by Shareholders, other than a Shareholder proposal included in a Special Meeting Notice, may be properly brought before a meeting of Shareholders only pursuant to timely notice (the “Shareholder Notice”) in writing to the Secretary.  For a proposal to be brought before an annual meeting to be timely, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not less than 45 nor more than 60 days prior to the first anniversary date of the date on which the Trust first mailed its proxy materials for the prior year’s annual meeting.  In the event that the Trust did not hold an annual meeting for the prior year, and with respect to proposals to be brought before a special meeting, the Shareholder Notice must be delivered to or mailed and received at the principal executive offices of the Trust not later than the close of business on the 5th day following the day on which the date of the special or annual meeting is publicly announced or disclosed in order to be timely.  For purposes of this Section 5(c), “ public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Trust with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(d)

Any Shareholder Notice or Special Meeting Request shall: (i) set forth the text of the proposal, a brief description of the matters proposed to be acted on at the meeting and a brief statement of the reasons why such Shareholder favors the proposal; (ii) be signed and dated by one or more Shareholders (or their duly authorized agents); (iii) include each submitting Shareholder’s name and address as they appear on the Trust’s books, as well as the class or sub-class and number of Shares owned by such Shareholder; and (iv) set forth all information that each such submitting Shareholder and, with respect to a Beneficial Owner on whose behalf such request is being made, each such Beneficial Owner would be required to disclose in a proxy statement or other filing required to be made in connection with solicitations of proxies with respect to the proposed business to be brought before, or the proposed nominee to be voted upon at, the meeting pursuant to Section 14 of the Exchange Act.  If a Shareholder Notice or Special Meeting Request relates to the nomination by a Shareholder of a person or persons for election as a Trustee or Trustees, the Shareholder Notice or Special Meeting Request shall also include a statement in writing setting forth (i) the name, age, date of birth, business address, residence address and nationality of the person or persons to be nominated, (ii) the class or sub-class and number of all  Shares owned of record or beneficially by each such nominee, as reported to such Shareholder by such nominee(s),  (iii) whether such Shareholder believes any nominee is or will be an Interested Person of the Trust and, if not an Interested Person of the Trust, information regarding each nominee that will be sufficient for the Trust to make such determination, and (iv) the written and signed consent of the person or persons to be nominated to be named as nominees and to serve as Trustees if elected.  In addition, the Trustees may require any proposed nominee to furnish such other information as they may reasonably require or deem necessary to determine the eligibility of such proposed nominee to serve as a Trustee.

(e)

In no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 5.

(f)

The person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this Section 5 and elsewhere in these By-Laws and the Declaration, and (ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered.  Any determination by the person presiding shall be binding on all parties absent manifest error.

(g)

Notwithstanding anything to the contrary in this Section 5 or otherwise in these By-Laws, unless required by federal law, no matter shall be considered at or brought before any annual or special meeting unless such matter has been approved for these purposes by a majority of the Trustees and, in particular, no Beneficial Owner shall have any rights as a Shareholder except as may be required by federal law.  Furthermore, nothing in this Section 5 shall be construed as creating any implication or presumption as to the requirements of federal law.

Section 6.  Conduct of Meetings.  The Board of Trustees may adopt by resolution such rules and regulations for the conduct of any meeting of the Shareholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Trustees, the chair of any meeting of the Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Trustees or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at and participation in the meeting to Shareholders, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; (f) limitations on the time allotted to questions or comments by Shareholders; and (g) the extent to which, if any, other participants are permitted to speak.

Section 7.  Postponements; Adjournments.  The Board of Trustees may, prior to a meeting of Shareholders being convened, postpone such meeting from time to time to a date not more than 120 days after the original record date. The chair of any meeting of the Shareholders may adjourn the meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.  Any adjourned meeting may be held as adjourned one or more times without further notice not later than 120 days after the record date.  If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Article I, Section 4 shall be given to each Shareholder entitled to vote at the meeting and each other Shareholder entitled to notice of the meeting.

Section 8.  Record Date.  For the purposes of determining the Shareholders who are entitled to vote at or act, or are otherwise entitled to notice of any meeting, the Trustees may, without closing the transfer books, fix a record date in the manner provided in Section 10.3 of the Declaration.  The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Trustees.  If no record date is fixed by the Trustees and the stock transfer books are not closed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of the Shareholders shall be at the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. A determination of Shareholders entitled to notice of or to vote at a meeting of the Shareholders shall apply to any adjournment of the meeting; provided, however, that the Trustees may fix a new record date for the adjourned meeting.

Section 9.  Quorum.  A quorum, once established as provided in Section 10.4 of the Declaration, shall not be broken by the withdrawal of enough votes to leave less than a quorum.  If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the chair of the meeting shall have power to adjourn the meeting from time to time, in the manner provided in Article I, Section 7, until a quorum shall be present or represented.

Section 10. Inspectors of Election.  In advance of any meeting of the Shareholders, the Board of Trustees, by resolution, may appoint one or more inspectors to act at the meeting and make a written report thereof.  If inspectors of election are not so appointed, the person acting as chair of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint inspectors of election of the meeting.  One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of the Shareholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Trust.  Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The inspector shall have the duties prescribed by law or assigned by the chair of the meeting and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.

Section 11. Records at Shareholder Meetings.  At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, the minutes of the last previous annual or special meeting of Shareholders and a list of the Shareholders, as of the record date of the meeting or the date of closing of transfer books, as the case may be.  Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder.  Shareholders shall have such other rights and procedures of inspection of the books and records of the Trust as are granted to Shareholders of a Delaware business corporation.

ARTICLE II.
TRUSTEES

Section 1.  Meeting Secretaries.  The Secretary of the Trust shall act as secretary at each meeting of the Board of Trustees and of each committee thereof called and held as set forth in Section 2.5 of the Declaration.  In case the Secretary shall be absent from any meeting of the Board of Trustees or of any committee thereof, an Assistant Secretary or a person appointed by the chair of the meeting shall act as secretary of the meeting.  Notwithstanding the foregoing, the members of each committee of the Board of Trustees may appoint any person to act as secretary of any meeting of such committee and the Secretary of the Trust may, but need not if such committee so elects, serve in such capacity.

Section 2.  Committees.

(a)

Each member of a committee designated by the Board in accordance with Section 3.6 of the Declaration must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Trust are listed or quoted for trading.  The Board of Trustees may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Trust are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Trustees of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Trustees to act at the meeting in the place of any absent or disqualified member.  Any Trustee serving on a committee of the Board of Trustees may be removed from such committee at any time by the Board of Trustees or by any committee to which such authority is delegated.

(b)

Any committee, to the extent permitted by law and provided in the resolution or charter establishing such committee, shall have and may exercise all the powers and authority of the Board of Trustees in the management of the business and affairs of the Trust, and may authorize the seal of the Trust, if any, to be affixed to all papers which may require it.

(c)

Notwithstanding anything to the contrary contained in this Section 2, the resolution of the Board of Trustees establishing any committee of the Board of Trustees or the charter of any such committee may establish requirements or procedures relating to the governance or operation of such committee that are different from, or in addition to, those set forth in these By-Laws and, to the extent that there is any inconsistency between these By-Laws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

Section 3.  Meeting Chairs.  The Chairman, if any, shall act as chair at all meetings of the Trustees.  In the absence of the Chairman, the Trustees present shall elect one of their number to act as temporary chair.

Section 4.  Records.  The results of all actions taken at a meeting of the Trustees, or by written consent of the Trustees, shall be recorded by the Secretary or, in the absence of the Secretary, an Assistant Secretary or such other person appointed by the Board of Trustees as the meeting secretary.

Section 5.  Delegation.  Unless otherwise provided in the Declaration or these By-Laws and except as provided by applicable law, the Trustees shall have the power to delegate from time to time to such of their number or to one or more officers, employees or agents of the Trust the doing of such things, including any matters set forth in the Declaration or these By-Laws, and the execution of such instruments in the name of the Trust.

Section 6.  Compensation.  Without limiting the power and authority of the Trustees under Section 3.8 of the Declaration, the Trustees may be paid their expenses, if any, of attendance at each meeting of the Board of Trustees and may be paid a fixed sum for attendance at each meeting of the Board of Trustees or a stated salary for service as trustee, payable in cash or securities.  Members of special or standing committees may be allowed like compensation for service as committee members.

Section 7.  Governance.  The Trustees may from time to time require all Trustees (including any individual nominated to serve as a Trustee) to agree in writing as to matters of corporate governance, business ethics and confidentiality while such persons serve as a Trustee, such agreement to be on the terms and in a form determined satisfactory by the Board of Trustees, as amended and supplemented from time to time in the discretion of the Board of Trustees.

ARTICLE III.
OFFICERS

Section 1.  Vacancies; Additional Officers.  The Trustees may fill a vacancy in office or add any additional officers at any time.  Such officers shall serve at the pleasure of the Trustees or until their successors have been duly elected and qualified.

Section 2.  Removal and Resignation of Officers.  Any officer may be removed at any time, with or without cause, by action of a majority of the Trustees.  This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.  Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

Section 3.  Chairman of the Board of Trustees.  The Chairman of the Board of Trustees, if there be one, shall preside at all meetings of the Shareholders and of the Board of Trustees.  The

Chairman of the Board of Trustees shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these By-Laws or by the Board of Trustees.

Section 4.  President.  The President shall, subject to the control of the Trustees, have general supervision, direction and control of the business of the Trust and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a Trust.  The President shall have such further authorities and duties as the Trustees shall from time to time determine.  In the absence or disability of the President, the Trustees shall delegate authority to another officer of the Trust to perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President.

Section 5.  Secretary.  The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Trustees and committees of Trustees, if any.  The Secretary shall be custodian of the seal of the Trust, if any, and the Secretary (and any other person so authorized by the Trustees) may affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Trust which would be sealed by a business corporation in the state in which the Trust was formed executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Trust.  The Secretary shall also perform any other duties commonly incident to such office in a Delaware business corporation and shall have such other authorities and duties as the Trustees shall from time to time determine, including but not limited to calling special meetings of Shareholders and providing written notice of all meetings of Shareholders.

Section 6.  Treasurer.  The Treasurer, except as otherwise directed by the Trustees, shall have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Trust, and shall have and exercise under the supervision of the Trustees and of the President all powers and duties normally incident to the office.  The Treasurer may endorse for deposit or collection all notes, checks and other instruments payable to the Trust or to its order.  The Treasurer shall deposit all funds of the Trust in such depositories as the Trustees shall designate.  The Treasurer shall be responsible for such disbursement of the funds of the Trust as may be ordered by the Trustees or the President.  The Treasurer shall keep accurate account of the books of the Trust’s transactions which shall be the property of the Trust, and which together with all other property of the Trust in the Treasurer’s possession, shall be subject at all times to the inspection and control of the Trustees.  Unless the Trustees shall otherwise determine, the Treasurer shall be the chief financial officer and the principal accounting officer of the Trust.  The Treasurer shall have such other duties and authorities as the Trustees shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Trustees may authorize any person to maintain bank accounts and deposit and disburse Trust Property on behalf of the Trust.

Section 7.  Other Officers and Duties.  Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office.  Each officer, employee and agent of the Trust shall have such other duties and authority as may be conferred upon such person by the Trustees or delegated to such person by the President.  If the Trustees elect or appoint, or authorize the President to appoint, a chief executive officer of the Trust (who may be the President even if the President is authorized to make such appointment), such chief executive officer, subject to direction of the Trustees, shall have power in the name and on behalf of the Trust to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Trust.  Unless otherwise directed by the Trustees, the chief executive officer shall have full authority and power, on behalf of all of the Trustees, to attend and to act and to vote, on behalf of the Trust at any meetings of business organizations in which the Trust holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons.  The chief executive officer shall have such further authorities and duties as the Trustees shall from time to time determine.  In the absence or disability of the chief executive officer, the Trustees shall delegate authority to another officer of the Trust to perform all of the duties of the chief executive officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the chief executive officer.

ARTICLE IV
MISCELLANEOUS

Section 1.  Filing.  These By-Laws and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate.  Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by the Secretary stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein.

Section 2.  Governing Law.  These By-Laws and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the State of Delaware, although such law shall not be viewed as limiting the powers otherwise granted to the Trustees hereunder and any ambiguity shall be viewed in favor of such powers.

Section 3.  Provisions in Conflict with Law or Regulation.

(a)

The provisions of these By-Laws are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the “regulated investment company” provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.

(b)

If any provision of these By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.

ARTICLE V
AMENDMENT OF BY-LAWS

Section 1.  Amendment and Repeal of By-Laws.  The Trustees shall have the exclusive power to amend or repeal the By-Laws or adopt new By-Laws at any time.  Except as may be required by applicable law or the Declaration, action by the Trustees with respect to the By-Laws shall be taken by an affirmative vote of a majority of the Trustees.  The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any inconsistency shall be construed in favor of the related provisions in the Declaration.